                                                       Exhibit 99.1


NEWS RELEASE

For Immediate Release



                   THE BANK OF NEW YORK COMPANY, INC. REPORTS
                 12% INCREASE IN FIRST QUARTER EARNINGS PER SHARE;
      POSITIVE OPERATING LEVERAGE AND STRONG GROWTH IN SECURITIES SERVICING
                            REVENUE AND NET INTEREST INCOME

NEW YORK, N.Y., April, 20, 2006 -- The Bank of New York Company, Inc.
(NYSE: BK) reported today first quarter net income of $422 million compared with $379 million in the year-ago quarter and diluted earnings per share of 55 cents, up 12% over the 49 cents earned in the first quarter of 2005. In the fourth quarter of 2005, earnings were $405 million and 53 cents.

Performance Highlights

*	Positive operating leverage over year-ago and sequential periods.
*	Securities servicing fees up 11% versus the year-ago quarter.  The growth was led by strong performance in issuer services, broker-dealer services, and execution and clearing services.
*	Net interest income was up 7% over last year, reflecting growth in liquidity from the Company's core servicing businesses.
*	Foreign exchange and other trading revenues were up 20% from the year-ago quarter.
*	Private banking and asset management revenues were up 16% from the year-
        ago quarter reflecting both organic growth and the acquisition of Alcentra Group Limited and Urdang Capital Management.

     On April 8, 2006, the Company announced a definitive agreement with JPMorgan Chase to acquire its corporate trust business, with JPMorgan Chase acquiring the Company's retail banking and regional middle-market businesses. The transaction will strengthen the Company's leadership position in corporate trust both in the U.S. and internationally, serving a combined client base with $8 trillion in total debt outstanding in 20 countries.

     Chairman and Chief Executive Officer Thomas A. Renyi stated, "We are pleased with our performance for the quarter, which includes double-digit revenue growth and positive operating leverage. This reflects the earnings power and momentum of the growth businesses that form the core of our Company.

     "Our agreement with JPMorgan Chase is another significant step in advancing our strategic transformation as a leader in securities servicing, asset management and private banking. We are unlocking the value of our retail franchise to invest in strengthening our leadership position in corporate trust, a business with attractive revenue dynamics and excellent growth prospects. In doing so, we are further concentrating our capital and resources on the higher-growth, higher-margin businesses where we have scale, skill and competitive advantage."

SECURITIES SERVICING FEES

                                                                      Percent Inc/(Dec)
                                                                      -----------------
                                                                      1Q06 vs. 1Q06 vs.
(In millions)                                     1Q06   4Q05   1Q05    4Q05     1Q05
                                                 ------ ------ ------ -------- --------
Execution and Clearing Services                  $  339 $  321 $  293       6%      16%

Issuer Services                                     154    171    139     (10)      11

Investor Services                                   277    264    263       5        5

Broker-Dealer Services                               61     58     55       5       11
                                                 ------ ------ ------
Securities Servicing Fees                        $  831 $  814 $  750       2       11
                                                 ====== ====== ======

     Double-digit securities servicing fee growth over the first quarter of 2005 reflects strong performance within issuer services, broker-dealer services, and execution and clearing services. On a sequential-quarter basis, fees were moderately higher, reflecting strong growth in execution and clearing services, broker-dealer services and investor services, partially offset by seasonally slower activity in issuer services.

     Execution and clearing fees increased from the first quarter of 2005, reflecting growth in value-added fees at Pershing and stronger transition management and cross-border trading activity in execution services. The year-over-year increase also reflects the additional revenues from the Lynch, Jones & Ryan acquisition and higher overall equity market volumes, partially offset by the loss of a significant Pershing customer. Execution and clearing fee growth was strong sequentially, reflecting higher commissions and fee-based services at Pershing, and higher cross-border trading volumes in the execution business. The execution and clearing businesses include institutional agency brokerage, electronic trading, transition management services, independent research and, through Pershing, correspondent clearing services such as clearing, execution, financing, and custody for introducing broker-dealers.

     Issuer services fees increased versus the year-ago period due to higher transactional activity within ADRs and strong growth in structured and global trust products revenues within Corporate Trust. The sequential quarter decrease from the strong fourth quarter of 2005 primarily reflects seasonally lower depositary receipt revenue.

     Investor services fees increased from the year-ago quarter due to higher volumes within securities lending and higher custody fees. Sequential performance reflects the same factors as year-over-year. Investor services includes global fund services, global custody, securities lending, global liquidity services and outsourcing.

     Broker-dealer services fees improved versus the year-ago and sequential periods as a result of increased domestic and global collateral management fees due to strong cross-border activity between the U.S. and Europe and higher values in global markets.

NONINTEREST INCOME

                                                                             Percent Inc/(Dec)
                                                                             -----------------
                                                                             1Q06 vs.  1Q06 vs.
(In millions)                                             1Q06   4Q05   1Q05    4Q05      1Q05
                                                        ------ ------ ------ --------  -------
Servicing Fees
  Securities                                            $  831 $  814 $  750       2%      11%
  Global Payment Services                                   70     68     75       3       (7)
                                                        ------ ------ ------
                                                           901    882    825       2        9
Private Banking and Asset Management Fees                  141    128    122      10       16
Service Charges and Fees                                    89     94     92      (5)      (3)
Foreign Exchange and Other Trading Activities              115     98     96      17       20
Securities Gains                                            17     18     12      (6)      42
Other                                                       69     53     31      30      123
                                                        ------ ------ ------
Total Noninterest Income                                $1,332 $1,273 $1,178       5       13
                                                        ====== ====== ======

     The increase in noninterest income versus the first quarter of 2005 reflects positive revenue trends in securities servicing, foreign exchange and other trading, private banking and asset management, and other income. The sequential increase in noninterest income primarily reflects increases in foreign exchange and other trading, private banking and asset management, and other income.

     Global payment services fees decreased from the first quarter of 2005 but increased moderately on a sequential-quarter basis. The year-over-year decline reflects customers choosing to pay with higher compensating balances, which benefits net interest income. The sequential quarter increase reflects growth from U.S. financial institutions. On an invoiced services basis, total revenue was up 6% over the first quarter of 2005 and 1% on a sequential-quarter basis.

     Private banking and asset management fees increased significantly from the first quarter of 2005 and on a sequential-quarter basis primarily due to the acquisition of Alcentra Group Limited on January 3, 2006 and the acquisition of Urdang Capital Management on March 2, 2006, as well as higher fees in private
banking.   Total assets under management for these activities were $113 billion, up from $105 billion at March 31, 2005 and December 31, 2005.

     Service charges and fees were down from the first quarter of 2005 and the fourth quarter of 2005. The year-over-year decline reflects lower underwriting fees. The sequential quarter decrease is due to lower syndication fees.

     Foreign exchange and other trading revenues were up significantly from the first quarter of 2005 and on a sequential-quarter basis. Foreign exchange was up from the first quarter of 2005 and sequentially due to higher volumes fueled by cross-border investment, particularly in emerging markets. On a year-over-year basis, other trading decreased slightly reflecting a decline in interest rate derivative activity and lower trading revenues at Pershing. On a sequential-quarter basis, other trading increased primarily as a result of improved performance in fixed income trading.

      Securities gains in the first quarter were up $5 million from the year-ago quarter and down slightly on a sequential-quarter basis. The gains in the quarter were primarily attributable to the sponsor fund portfolio.

     Other noninterest income increased versus the first quarter of 2005 and the fourth quarter of 2005. The first quarter of 2006 includes a pre-tax gain of $31 million related to the conversion of the Company's New York Stock Exchange seats into cash and shares of NYSE. The fourth quarter of 2005 included the sale of a building for a $10 million pre-tax gain and four New
York Stock Exchange seats for a $6 million pre-tax gain.   During the first
quarter of 2006, the higher than anticipated gain on the NYSE seats was partially offset by several items, including: the impact of the loss of a major Pershing customer ($6 million) for which the Company is pursuing a termination fee; a final adjustment to the Company's reserve position with the Federal Reserve ($6 million); and severance tied to relocation initiatives ($6 million).

NET INTEREST INCOME

                                                                Percent Inc/(Dec)
                                                                ------------------
                                                                1Q06   1Q06
(Dollars in millions)                                            vs     vs
                                           1Q06   4Q05   1Q05   4Q05   1Q05
                                           ----   ----   ----   ----   ----
Net Interest Income                        $488   $492   $455     (1)%    7%
Tax Equivalent Adjustment*                    7      7      7
                                           ----   ----   ----
Net Interest Income on a
  Tax Equivalent Basis                     $495   $499   $462     (1)     7
                                           ====   ====   ====
Net Interest Rate Spread                   1.73%  1.71%  1.94%
Net Yield on Interest Earning Assets       2.35   2.35   2.36

*  See Note (1)



       Net interest income increased on a year-over-year quarterly basis reflecting higher earning assets and the higher value of interest-free balances in a rising rate environment. Net interest income decreased on a sequential-quarter basis reflecting a decline in interest earning assets and fewer days in the quarter. The first quarter of 2006 included a $6 million impact of a cumulative adjustment in the Company's reserve position with the Federal Reserve, which concludes this matter, while the fourth quarter of 2005 reflected $8 million related to this item.

NONINTEREST EXPENSE AND INCOME TAXES

                                              Percent Inc/(Dec)
                                              -----------------
                                              1Q06 vs. 1Q06 vs.
(In millions)              1Q06   4Q05   1Q05   4Q05     1Q05
                         ------ ------ ------ -------- --------
Salaries and
  Employee Benefits      $  668  $ 647 $  618      3%       8%
Net Occupancy                88     84     78      5       13
Furniture and Equipment      53     53     52      -        2
Clearing                     50     50     46      -        9
Sub-custodian Expenses       34     24     23     42       48
Software                     56     53     53      6        6
Communications               27     26     23      4       17
Amortization
 of Intangibles              13     12      8      8       63
Other                       189    199    176     (5)       7
                         ------ ------ ------
Total Noninterest
   Expense               $1,178 $1,148 $1,077      3        9
                         ====== ====== ======


     Noninterest expense was up compared with the first quarter of 2005 and the fourth quarter of 2005. The increase versus the year-ago quarter reflects increased staffing costs associated with new business and acquisitions, as well as higher pension expenses. Occupancy was up reflecting acquisitions and higher business continuity expenses.

     Relative to the year-ago quarter, salaries rose 6% as tight headcount control and reengineering and relocation projects offset the impact of growth related to business wins, and acquisitions, as well as the impact of severance and additional legal and compliance personnel. Severance expense, which was largely related to relocation initiatives, was $6 million in the first quarter of 2006. Benefit expense increased due to higher pension and medical costs, as well as higher incentives tied to growth in revenues. Salaries and employee benefits expense for the first quarter increased on a sequential-quarter basis, reflecting higher seasonal social security expense, higher pension expenses reflecting the new 2006 assumptions, and increased expenses associated with acquisitions.

     Occupancy expenses were up on a year-over-year quarter basis reflecting the costs associated with the Company's new out-of-region data center in the mid-south region of the U.S. and the growth center in Manchester, England. On a sequential-quarter basis, occupancy expenses were up 5%, primarily reflecting acquisitions.

      Other expenses were higher compared with the first quarter of 2005 reflecting higher costs for advertising, travel and entertainment, as well as vendor services related expenses associated with business growth. On a sequential-quarter basis, other expenses in the first quarter of 2006 decreased due to lower legal and Depository Trust Company expense.

     The effective tax rate for the first quarter of 2006 was 33.7%, compared to 33.1% in the first quarter of 2005 and 33.3% in the fourth quarter of 2005. The increases primarily reflect lower expected Section 29 tax credits.

CREDIT LOSS PROVISION AND NET CHARGE-OFFS

(In millions)                    1Q06      4Q05      1Q05
                               -------   -------   -------
Provision                      $     5   $    10   $   (10)
                               =======   =======   =======
Net Charge-offs:
  Commercial                   $     1   $  (139)  $    (3)
  Foreign                            2        (1)        -
  Regional Commercial                1        (3)       (2)
  Consumer                          (8)       (8)       (5)
                               -------   -------   -------
     Total                     $    (4)  $  (151)  $   (10)
                               =======   =======   =======



     The sequential decline in the provision reflects a decline in charge-offs and a decline in nonperforming loans.

     During the fourth quarter of 2005 the Company charged-off $140 million of leases with two domestic bankrupt airline customers.

LOANS

                                       March 31,   December 31,      March 31,
(Dollars in millions)                       2006           2005           2005
                                    ------------   ------------   ------------
Margin Loans                        $      5,312   $      6,089   $      6,038
Non-Margin Loans                          34,742         34,637         32,726
                                    ------------   ------------   ------------
Total Loans                         $     40,054   $     40,726   $     38,764
                                    ============   ============   ============

Allowance for Loan Losses           $        419   $        411   $        583
Allowance for Lending-Related
  Commitments                                147            154            133
                                    ------------   ------------   ------------
Total Allowance for Credit Losses   $        566   $        565   $        716
                                    ============   ============   ============

Allowance for Loan Losses
  As a Percent of Total Loans               1.05%          1.01%          1.50%
Allowance for Loan Losses
  As a Percent of Non-Margin Loans          1.21           1.19           1.78
Total Allowance for Credit Losses
  As a Percent of Total Loans               1.41           1.39           1.85
Total Allowance for Credit Losses
  As a Percent of Non-Margin Loans          1.63           1.63           2.19



NONPERFORMING ASSETS

                                                              Change      Percent
                                                            3/31/2006 vs.    Inc/
(Dollars in millions)               3/31/2006   12/31/2005  12/31/2005      (Dec)
                                    ---------   ---------   -----------   --------
Loans:
     Commercial                     $      16   $      17   $       (1)         (6)%
     Foreign                               13          14           (1)         (7)
     Other                                 29          35           (6)        (17)
                                    ---------   ---------   -----------
  Total Nonperforming Loans                58          66           (8)        (12)
Other Assets Owned                          8          13           (5)        (38)
                                    ---------   ---------   -----------
  Total Nonperforming Assets        $      66   $      79   $      (13)        (16)
                                    =========   =========   ===========

Nonperforming Assets Ratio                0.2%        0.2%
Allowance for Loan
   Losses/Nonperforming Loans           720.6       629.7
Allowance for Loan
   Losses/Nonperforming Assets          635.2       524.0
Total Allowance for Credit
   Losses/Nonperforming Loans           974.1       865.4
Total Allowance for Credit
   Losses/Nonperforming Assets          858.8       720.2


     The sequential quarter decrease in nonperforming assets primarily reflects the sale of aircraft.

OTHER DEVELOPMENTS

     On January 3, 2006, the Company acquired Alcentra Group Limited, an international asset management group focused on managing funds that invest in non-investment grade debt. Alcentra's management team will retain a 20 percent interest. Alcentra has operations in London and Los Angeles and currently manages 15 different investment funds with over $6.2 billion of assets.

     On March 2, 2006, the Company acquired Urdang Capital Management, a real estate investment management firm that manages approximately $3.0 billion in direct investments and portfolios of REIT securities.

     As previously noted, the Company entered into a definitive agreement to sell its retail and regional middle-market businesses to JPMorgan Chase for $3.1 billion with a premium of $2.3 billion. JPMorgan Chase will sell its corporate trust business to the Company for $2.8 billion with a premium of $2.15 billion. The difference in premiums results in a net cash payment of $150 million to the Company. There is also a contingent payment of up to $50 million to the Company tied to customer retention.

    The transaction further increases the Company's focus on the securities services and wealth management businesses that have fueled the Company's growth in recent years and that are at the core of its long-term business strategy.

     The transaction has been approved by each company's board of directors and is expected to be completed late in the third quarter or during the fourth quarter of 2006, subject to regulatory approvals. The Company expects to record an after-tax gain of $1.3 billion and to incur after-tax charges of $90-120 million related to the acquisition. The transaction is expected to be dilutive to GAAP earnings per share through 2009 (4.5 percent in 2007 to 1.5 percent in 2009), but will be accretive to cash earnings per share in 2009 when cost savings are fully phased in.

     JPMorgan Chase's corporate trust business comprises issues representing $5 trillion in total debt outstanding. It has 2,400 employees in more than 40 locations globally. The Company's corporate trust business comprises issues representing $3 trillion in total debt outstanding. It has 1,300 employees in 25 locations globally.

     The Company's retail bank consists of 338 branches in the tri-state region, serving approximately 700,000 consumer households and small businesses with $14.5 billion in deposits and $15.4 billion in assets. The Company's regional middle-market businesses provide financing, banking and treasury services for middle market clients, serving more than 2,000 clients in the tri-state region. Together, the units have 4,000 employees located in New York, New Jersey, Connecticut and Delaware.

     During the first quarter of 2006, the Company repurchased 0.9 million shares of its common stock in the open market and through employee benefit plans. The Company also repurchased 1.5 million shares of its common stock in February at an initial price of $34.31 through an accelerated share repurchase program.

CONFERENCE CALL INFORMATION

     Thomas A. Renyi, chairman and chief executive officer, and Bruce W. Van Saun, vice chairman and chief financial officer, will review the quarterly results in a live conference call and audio webcast today at 8:00 a.m. ET.
     The presentation will be accessible from the Company's website at
*	www.bankofny.com/earnings and
*	By telephone at (888) 677-2456 within the United States or
        (517) 623-4161 internationally.
*	Passcode is "The Bank of New York."
*	Replay of the call will be available through the Company's website and also by telephone at (800) 216-4454 within the United States or
        (402) 220-3883 internationally.

    The Bank of New York Company, Inc. (NYSE: BK) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: institutional services, private banking, and asset management. The Company's extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. Its principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide. Additional information is available at www.bankofny.com.
                                ***************************

                               THE BANK OF NEW YORK COMPANY, INC.
                                      Financial Highlights
                        (Dollars in millions, except per share amounts)
                                           (Unaudited)

                                               March 31,   December 31,      March 31,
                                                2006           2005            2005
                                            ------------   -------------   ------------

  Revenue                                   $      2,330   $       2,230   $      1,904
  Tax Equivalent Adjustment                            7               7              7
  Revenue (tax equivalent basis)                   2,337           2,237          1,911

  Net Income                                         422             405            379
  Basic EPS                                         0.55            0.53           0.49
  Diluted EPS                                       0.55            0.53           0.49
  Cash Dividends Per Share                          0.21            0.21           0.20

  Return on Average Common
   Shareholders' Equity                            17.31%          16.57%         16.52%
  Return on Average Assets                          1.61            1.53           1.55

  Efficiency Ratio                                  65.1            65.5           66.2

  Assets                                    $    103,611   $     102,074   $     96,537
  Loans                                           40,054          40,726         38,764
  Securities                                      27,288          27,326         23,907
  Deposits - Domestic                             35,175          37,374         33,634
           - Foreign                              29,549          27,050         25,328
  Long-Term Debt                                   8,309           7,817          7,389
  Common Shareholders' Equity                     10,101           9,876          9,335

  Common Shareholders'
   Equity Per Share                         $      13.09   $       12.79   $      12.02
  Market Value Per Share
   of Common Stock                                 36.04           31.85          29.05

  Allowance for Loan Losses as
   a Percent of Total Loans                         1.05%           1.01%          1.50%
  Allowance for Loan Losses as
   a Percent of Non-Margin Loans                    1.21            1.19           1.78
  Total Allowance for Credit Losses as
   a Percent of Total Loans                         1.41            1.39           1.85
  Total Allowance for Credit Losses as
   a Percent of Non-Margin Loans                    1.63            1.63           2.19


  Tier 1 Capital Ratio                              8.24            8.38           8.13
  Total Capital Ratio                              12.38           12.48          12.54
  Leverage Ratio                                    6.51            6.60           6.56
  Tangible Common Equity Ratio                      5.42            5.58           5.48

  Employees                                       23,500          23,451         23,160

  Assets Under Custody - Estimated (In trillions)
  --------------------------------
  Assets Under Custody                      $       11.3   $        10.9   $        9.9
   Equity Securities                                  33%             32%            34%
   Fixed Income Securities                            67              68             66
  Cross-Border Assets Under Custody         $        3.7   $	     3.4   $        2.8

  Assets Under Management - Estimated (In billions)
  -----------------------------------
  Total Assets Under Management                      173             155            150
     Asset Management Sector                          65%             69%            70%
          Equity Securities                      21%             24%            25%
          Fixed Income Securities                12              14             14
          Alternative Investments                15              10             10
          Liquid Assets                          17              21             21
     Foreign Exchange Overlay                          6              6               6
     Securities Lending Short-term
       Investment Funds                               29             25              24


Notes:
(1) A number of amounts related to net interest income are presented on a "tax equivalent basis". The Company believes that this presentation provides comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards.

(2) Operating leverage is measured by comparing the rate of increase in revenue to the rate of increase in expenses. The chart below shows the computation of operating leverage.

Operating Leverage

(Dollars in million)
                                 1Q 2006        1Q 2005          % Change
                                 -------        -------          --------
Noninterest Income                $1,332         $1,178             13.1%

Net Interest Income                  488            455              7.3

Total Revenue                      1,820          1,633             11.5

Total Expense                      1,178          1,077              9.4

Operating Leverage                                                   2.1%
                                                                   =====

(Dollars in million)
                                 1Q 2006        4Q 2005          % Change
                                 -------        -------          --------
Noninterest Income                $1,332         $1,273              4.6%

Net Interest Income                  488            492             (0.8)

Total Revenue                      1,820          1,765              3.1

Total Expense                      1,178          1,148              2.6

Operating Leverage                                                   0.5%
                                                                   =====

FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward looking statements including, among other things, projections with respect to revenue and earnings and the Company's plans and objectives and as such are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward looking statements.
These include lower than expected performance or higher than expected costs in connection with acquisitions and integration of acquired businesses, the level of capital market and trading activity, changes in customer credit quality, market performance, the effects of capital reallocation, portfolio performance, changes in regulatory expectations and standards, ultimate differences from management projections or market forecasts, the actions that management could take in response to these changes and other factors described under the heading "Forward Looking Statements and Risk Factors That Could Affect Future Results" in the Company's 2005 Form 10-K which has been filed with the SEC and is available at the SEC's website (www.sec.gov).

Forward looking statements speak only as of the date they are made. The Company will not update forward looking statements to reflect factual assumptions, circumstances or events that have changed after a forward looking statement was made.

(Financial highlights and detailed financial statements are attached.)



Contact Information

Media:                                              Investors:
---------                                           -------------
R. Jeep Bryant, MD                                  Joseph F. Murphy, MD
(212) 635-1569                                      (212) 635-7740

                                   THE BANK OF NEW YORK COMPANY, INC.
                                   Consolidated Statements of Income
                            (Dollars in millions, except per share amounts)
                                              (Unaudited)
                                                                        For the three
                                                                         months ended     Percent
                                                                           March 31,        Inc/
                                                                        2006     2005      (Dec)
                                                                      -------   ------   ---------
Interest Income
---------------
Loans                                                                  $  441   $  335      32%
Margin loans                                                               77       55      40
Securities
  Taxable                                                                 298      207      44
  Exempt from Federal Income Taxes                                         10        9      11
                                                                       ------   ------
                                                                          308      216      43
Deposits in Banks                                                          86       71      21
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                                  35       27      30
Trading Assets                                                             51       22     132
                                                                       ------   ------
    Total Interest Income                                                 998      726      37
                                                                       ------   ------
Interest Expense
----------------
Deposits                                                                  334      184      82
Federal Funds Purchased and Securities Sold
  Under Repurchase Agreements                                              20        6     233
Other Borrowed Funds                                                       20        7     186
Customer Payables                                                          40       25      60
Long-Term Debt                                                             96       49      96
                                                                       ------   ------
    Total Interest Expense                                                510      271      88
                                                                       ------   ------
Net Interest Income                                                       488      455       7
-------------------
Provision for Credit Losses                                                 5      (10)
                                                                       ------   ------
Net Interest Income After Provision for
  Credit Losses                                                           483      465       4
                                                                       ------   ------
Noninterest Income
------------------
Servicing Fees
 Securities                                                               831      750      11
 Global Payment Services                                                   70       75      (7)
                                                                       ------   ------
                                                                          901      825       9
Private Banking and Asset Management Fees                                 141      122      16
Service Charges and Fees                                                   89       92      (3)
Foreign Exchange and Other Trading Activities                             115       96      20
Securities Gains                                                           17       12      42
Other                                                                      69       31     123
                                                                       ------   ------
    Total Noninterest Income                                            1,332    1,178      13
                                                                       ------   ------
Noninterest Expense
-------------------
Salaries and Employee Benefits                                            668      618       8
Net Occupancy                                                              88       78      13
Furniture and Equipment                                                    53       52       2
Clearing                                                                   50       46       9
Sub-custodian Expenses                                                     34       23      48
Software                                                                   56       53       6
Communications                                                             27       23      17
Amortization of Intangibles                                                13        8      63
Other                                                                     189      176       7
                                                                       ------   ------
    Total Noninterest Expense                                           1,178    1,077       9
                                                                       ------   ------
Income Before Income Taxes                                                637      566      13
Income Taxes                                                              215      187      15
                                                                       ------   ------
Net Income                                                             $  422   $  379      11
----------                                                             ======   ======

Per Common Share Data:
----------------------
   Basic Earnings                                                      $ 0.55   $ 0.49      12
   Diluted Earnings                                                      0.55     0.49      12
   Cash Dividends Paid                                                   0.21     0.20       5
Diluted Shares Outstanding                                                774      779      (1)

                                   THE BANK OF NEW YORK COMPANY, INC.
                                      Consolidated Balance Sheets
                            (Dollars in millions, except per share amounts)
                                             (Unaudited)
                                                          March 31, 2006       December 31, 2005
                                                      ------------------       -----------------
Assets
------
Cash and Due from Banks                               $            3,408       $           3,515
Interest-Bearing Deposits in Banks                                 7,635                   8,644
Securities
  Held-to-Maturity (fair value of $2,123 in 2006
    and $1,951 in 2005)                                            2,165                   1,977
  Available-for-Sale                                              25,123                  25,349
                                                      ------------------       -----------------
    Total Securities                                              27,288                  27,326
Trading Assets at Fair Value                                       7,129                   5,930
Federal Funds Sold and Securities Purchased
  Under Resale Agreements                                          4,781                   2,425
Loans (less allowance for loan losses of $419 in 2006
  and $411 in 2005)                                               39,635                  40,315
Premises and Equipment                                             1,059                   1,060
Due from Customers on Acceptances                                    272                     233
Accrued Interest Receivable                                          378                     391
Goodwill                                                           3,848                   3,619
Intangible Assets                                                    896                     811
Other Assets                                                       7,282                   7,805
                                                      ------------------       -----------------
     Total Assets                                     $          103,611       $         102,074
                                                      ==================       =================
Liabilities and Shareholders' Equity
------------------------------------
Deposits
 Noninterest-Bearing (principally domestic offices)   $           16,639       $          18,236
 Interest-Bearing
   Domestic Offices                                               18,863                  19,522
   Foreign Offices                                                29,222                  26,666
                                                      ------------------       -----------------
     Total Deposits                                               64,724                  64,424
Federal Funds Purchased and Securities
  Sold Under Repurchase Agreements                                   903                     834
Trading Liabilities                                                2,358                   2,401
Payables to Customers and Broker-Dealers                           7,556                   8,623
Other Borrowed Funds                                               1,158                     860
Acceptances Outstanding                                              276                     235
Accrued Taxes and Other Expenses                                   3,676                   4,124
Accrued Interest Payable                                             171                     172
Other Liabilities (including allowance for
  lending-related commitments of
  $147 in 2006 and $154 in 2005)                                   4,379                   2,708
Long-Term Debt                                                     8,309                   7,817
                                                      ------------------       -----------------
     Total Liabilities                                            93,510                  92,198
                                                      ------------------       -----------------
Shareholders' Equity
 Common Stock-par value $7.50 per share,
  authorized 2,400,000,000 shares, issued
  1,047,597,230 shares in 2006 and
  1,044,994,517 shares in 2005                                     7,857                   7,838
 Additional Capital                                                1,904                   1,826
 Retained Earnings                                                 7,347                   7,089
 Accumulated Other Comprehensive Income                             (189)                   (134)
                                                      ------------------       -----------------
                                                                  16,919                  16,619
 Less: Treasury Stock (275,833,078 shares in 2006
        and 273,662,218 shares in 2005), at cost                   6,811                   6,736
       Loan to ESOP (203,507 shares in 2006
        and 203,507 shares in 2005), at cost                           7                       7
                                                      ------------------       -----------------
     Total Shareholders' Equity                                   10,101                   9,876
                                                      ------------------       -----------------
     Total Liabilities and Shareholders' Equity       $          103,611       $         102,074
                                                      ==================       =================
------------------------------------------------------------------------------------------------

Note: The balance sheet at December 31, 2005 has been derived from the audited financial statements at that date.


                                  THE BANK OF NEW YORK COMPANY, INC.
                      Average Balances and Rates on a Taxable Equivalent Basis
                                           (Preliminary)
                                       (Dollars in millions)

                                                 For the three months          For the three months
                                                 ended March 31, 2006          ended March 31, 2005
                                         ----------------------------   ---------------------------
                                          Average             Average   Average             Average
                                          Balance   Interest   Rate     Balance   Interest   Rate
                                         ---------  --------  -------   --------   --------  -------
ASSETS
------
Interest-Bearing
 Deposits in Banks
 (primarily foreign)                     $   9,624  $     86    3.61%  $   9,824  $     71    2.95%
Federal Funds Sold and Securities
 Purchased Under Resale Agreements           3,518        35    4.05       4,816        27    2.31
Margin Loans                                 5,655        77    5.54       6,407        55    3.46
Loans
 Domestic Offices                           22,984       298    5.23      22,135       239    4.38
 Foreign Offices                            10,965       143    5.30      10,302        96    3.76
                                         ---------  --------           ---------  --------
   Non-Margin Loans                         33,949       441    5.26      32,437       335    4.19
                                         ---------  --------           ---------  --------
Securities
 U.S. Government Obligations                   225         2    4.22         358         3    3.04
 U.S. Government Agency Obligations          3,953        44    4.45       3,302        31    3.74
 Obligations of States and
  Political Subdivisions                       227         4    6.66         199         4    7.34
 Other Securities                           22,678       265    4.66      19,681       185    3.77
 Trading Securities                          4,714        51    4.42       2,464        22    3.60
                                         ---------  --------           ---------  --------
   Total Securities                         31,797       366    4.61      26,004       245    3.77
                                         ---------  --------           ---------  --------
Total Interest-Earning Assets               84,543     1,005    4.79%     79,488       733    3.74%
                                                    --------                      --------
Allowance for Credit Losses                   (415)                         (589)
Cash and Due from Banks                      4,881                         4,166
Other Assets                                17,124                        16,177
                                         ---------                     ---------
   TOTAL ASSETS                          $ 106,133                     $  99,242
                                         =========                     =========

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Interest-Bearing Deposits
 Money Market Rate Accounts              $   6,025  $     32    2.14%  $   6,915  $     21    1.25%
 Savings                                     8,123        31    1.56       8,901        21    0.94
 Certificates of Deposit
  $100,000 & Over                            4,258        48    4.58       2,880        18    2.57
 Other Time Deposits                         1,623        15    3.65         899         4    1.76
 Foreign Offices                            30,220       208    2.80      25,464       120    1.92
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Deposits           50,249       334    2.70      45,059       184    1.66
Federal Funds Purchased and
 Securities Sold Under Repurchase
 Agreements                                  1,966        20    4.19       1,390         6    1.84
Other Borrowed Funds                         1,980        20    4.02       1,825         7    1.54
Payables to Customers and Broker-Dealers     5,231        40    3.10       6,385        25    1.57
Long-Term Debt                               8,011        96    4.81       6,605        49    2.98
                                         ---------  --------           ---------  --------
  Total Interest-Bearing Liabilities        67,437       510    3.06%     61,264       271    1.80%
                                                    --------           ---------  --------
Noninterest-Bearing Deposits                15,391                        15,520
Other Liabilities                           13,417                        13,158
Common Shareholders' Equity                  9,888                         9,300
                                         ---------                     ---------
  TOTAL LIABILITIES AND
   SHAREHOLDERS' EQUITY                  $ 106,133                     $  99,242
                                         =========                     =========
Net Interest Earnings
 and Interest Rate Spread                           $    495    1.73%             $    462    1.94%
                                                    ========  =======             ========  =======
Net Yield on Interest-Earning Assets                            2.35%                         2.36%
                                                              =======                       =======